As filed with the Securities and Exchange Commission on November 25, 2002

Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Interpool, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7359, 6159 (Primary Standard Industrial Classification Code Number)	13-3467669 (I.R.S. Employer Identification Number)

211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Martin Tuchman
Chairman and Chief Executive Officer
Interpool, Inc.
211 College Road East
Princeton, New Jersey 08540
(609) 452-8900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attn: Jeffrey S. Lowenthal
(212) 806-5400

           Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (File No. 333-86370)

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	OFFERING PRICE PER SECURITY	MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Subscription Rights to purchase Debentures	--	--	--	--
9.25% Convertible Redeemable Subordinated Debentures	251,723	$25.00	$6,293,075	$579(2)
Common Stock issuable upon conversion or special redemption of the Debentures	(1)	(1)	(1)	(1)

(1)	This registration statement covers all common stock into which the Debentures will be convertible.
(2)	The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission, the Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

           This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of 9.25% Convertible Redeemable Subordinated Debentures of the Registrant and the Common Stock of the Registrant issuable upon conversion of the Debentures contemplated by the Registration Statement on Form S-1, File No. 333-86370 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

           (a) Exhibits.

           All exhibits filed with or incorporated by reference into Registration Statement No. 333-86370 are incorporated by reference into, and shall be deemed part of, this registration statement except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

99.1	Letter to Commission Pursuant to Temporary Note 3T.

(b)	Financial Statement Schedules. Not applicable.

SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 25, 2002.

INTERPOOL, INC. By: /s/ Martin Tuchman Martin Tuchman Chairman and Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                 DATE
---------                     -----                                 ----

/s/ Martin Tuchman            Chairman of the Board and Chief       November 25, 2002
------------------------      Executive Officer
Martin Tuchman

/s/ Raoul J. Witteveen        President, Chief Operating Officer    November 25, 2002
------------------------
Raoul J. Witteveen            and Director

/s/ Mitchell I. Gordon        Chief Financial Officer, Executive    November 25, 2002
------------------------      Vice President and Director
Mitchell I. Gordon

                              General Counsel, Secretary and        November ___, 2002
------------------------      Director
Arthur L. Burns

/s/ William Geoghan           Senior Vice President (Principal      November 25, 2002
------------------------      Accounting Officer)
William Geoghan

                              Director                              November ___, 2002
------------------------
Warren L. Serenbetz

/s/ Peter D. Halstead         Director                              November 25, 2002
------------------------
Peter D. Halstead

/s/ Joseph J. Whalen          Director                              November 25, 2002
------------------------
Joseph J. Whalen

/s/ Clifton H.W. Maloney      Director                              November 25, 2002
------------------------
Clifton H.W. Maloney
Exhibit Index

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

99.1	Letter to Commission Pursuant to Temporary Note 3T.